Exhibit 10.69
FIRST AMENDMENT
TO ADOPTION AGREEMENT FOR THE
CA, INC. EXECUTIVE DEFERRED COMPENSATION PLAN
THIS FIRST AMENDMENT (“the Amendment”) is made by CA, Inc. (the “Company”) dated as of the 25th day of February 2008.
WITNESSETH
WHEREAS, the Company (the “Sponsor”) sponsors the CA, Inc. Executive Deferred Compensation Plan (the “Plan”) which provides certain eligible employees with the means to defer receipt of a portion of their compensation;
WHEREAS, the specific terms of the Plan are set forth in the Adoption Agreement dated April 1, 2006;
WHEREAS, the Sponsor desires to amend the Adoption Agreement effective April 1, 2008 (the “Effective Date”) with respect to eligibility for participation in the Plan;
WHEREAS, the Sponsor wishes to amend Appendix C of the Adoption Agreement Eligible Participants identifying members of the Executive Leadership Team and Senior Leadership Team;
NOW, THEREFORE, in consideration of the above premises, the Sponsor hereby amends the Plan as follows:
Effective April 1, 2008, Appendix C of the Adoption Agreement for CA, Inc. Executive Deferred Compensation Plan (the “Plan”) Eligible Participants is deleted in its entirety and replaced with the following:
ELIGIBLE PARTICIPANTS- for Fiscal Year 2009 Annual Performance Bonus
(ONLY members of the Executive Leadership Team)

Mike Christenson	Al Nugent
Amy Olli	Una O’Neill
Jim Bryant	Don Friedman
Don Friedman	Ajei Gopal
Andy Goodman	George Fischer
John Ruthven	Ken Handal
Nancy Cooper	John Swainson
Russell Artzt
Except as specifically set forth in this Amendment, the terms of the Adoption Agreement shall continue in full force and effect.
IN WITNESS WHEREOF, the Sponsor has caused this First Amendment to the Adoption Agreement be executed by its duly designated officer to be effective as of the Effective Date.

CA, Inc.
By:	/s/ Andrew Goodman
	Print Name:	Andrew Goodman
	Title:	Executive Vice President, Worldwide Human Resources